Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by referenced in Registration Statement Nos. 333-28933, 333-40356, 333-89966, 333-97571, 333-110703, 333-115987, 333-125461, 333-134749, and 333-143048 on Form S-8, No. 333-118782 on Form S-4, and No. 333-133026 on Form S-3 of our report, dated February 22, 2007 (September 12, 2007, as to Notes 17 and 18), relating to the financial statements and financial statement schedule of Itron, Inc. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, the restatement discussed in Note 18, and retrospective adjustment for a change in the composition of reportable segments discussed in Note 17) and of our report dated February 22, 2007, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Itron, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP
Seattle, Washington
September 12, 2007